UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation)

1-5039	24-0755415
(Commission File Number)	(IRS Employer Identification No.)

1000 South Second Street
Sunbury, PA	17801
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     The Annual Meeting of the Shareholders of Weis Markets, Inc. was held on Thursday, April 25, 2019, at 10:00 a.m., Eastern Daylight Time, at the principal office of the Company, 1000 South Second Street, Sunbury, PA 17801. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the nominees as listed in the proxy statement. The meeting was held for the following purposes:

Management Proposal #1: Election of Directors

     All five nominees for director, as listed below, were elected. The term of the directors will be until the next Annual Meeting of Shareholders or until their respective successors have qualified. The results of the election of directors were as follows:

Director	Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non-Votes
Jonathan H. Weis	20,023,657	---	5,207,943	---	752,452
Harold G. Graber	19,807,551	---	5,424,049	---	752,452
Dennis G. Hatchell	22,242,647	---	2,988,954	---	752,452
Edward J. Lauth, III	21,779,732	---	3,451,869	---	752,452
Gerrald B. Silverman	21,098,162	---	4,133,438	---	752,452

 Management Proposal #2: Ratification of Appointment of the Independent Registered Public Accounting Firm

     The shareholders voted upon and approved the ratification of appointment of the independent registered public accounting firm for the fiscal year ending December 28, 2019. The result of the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company was as follows:

Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non-Votes
25,897,837	63,848	---	22,367	0

   Proposal #3:  Shareholder Proposal

    The shareholders voted upon and did not approve the amendment of the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders in uncontested elections. The result of the shareholder proposal was as follows:

Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non-Votes
7,246,397	17,969,466	---	15,734	752,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: April 25, 2019